UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2014

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Blackbaud, Inc. held its 2014 annual meeting of stockholders on June 23, 2014. At the meeting, stockholders elected two Class A members to Blackbaud’s Board of Directors for a term expiring at the annual meeting of stockholders in 2017, based on the following votes:

Member	For	Against	Abstain	Broker Non-Votes
Timothy Chou	42,418,788	257,416	4,494	1,276,550
Joyce M. Nelson	42,504,665	171,979	4,054	1,276,550
The stockholders also voted on a nonbinding resolution approving, on an advisory basis, the compensation of Blackbaud’s named executive officers as disclosed in the proxy statement for the 2014 annual meeting. The vote on the resolution was 41,898,655 shares for, 743,587 shares against, 38,456 shares abstaining and 1,276,550 broker non-votes. Blackbaud intends to continue holding advisory votes on executive compensation on an annual basis.
The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as Blackbaud’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The vote on the ratification was 43,539,386 shares for, 413,010 shares against and 4,852 shares abstaining.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	June 24, 2014	/s/ Anthony W. Boor
Anthony W. Boor
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)